Exhibit 99.1

Contacts:	Tran Nguyen / CFO
Somaxon Pharmaceuticals, Inc.
(858) 876-6500

SOMAXON PHARMACEUTICALS ANNOUNCES SETTLEMENT OF

SILENOR PATENT LITIGATION WITH ACTAVIS

SAN DIEGO, CA –February 5, 2013 – Somaxon Pharmaceuticals, Inc. (Nasdaq: SOMX), a specialty pharmaceutical company, today announced that it has entered into a settlement agreement with Actavis Elizabeth LLC and Actavis Inc. to resolve pending patent litigation involving Silenor® 3 mg and 6 mg tablets.

The settlement agreement grants Actavis the right to begin selling a generic version of Silenor on January 1, 2020, or earlier under certain circumstances. The settlement agreement will become effective upon the entry by the U.S. District Court for the District of Delaware of an order dismissing the litigation with respect to Actavis.

“We are pleased to enter into this settlement agreement, which resolves the last of our four patent litigation lawsuits relating to Silenor,” said Richard W. Pascoe, Somaxon’s President and Chief Executive Officer. “With exclusivity for Silenor for the next seven years, we believe that commercial resources can confidently be devoted to Silenor going forward to grow sales of the product.”

About Somaxon Pharmaceuticals, Inc.

Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded products and product candidates to treat important medical conditions where there is an unmet medical need and/or high level of patient dissatisfaction, currently in the central nervous system therapeutic area. Somaxon’s product Silenor, available by prescription in the United States, is indicated for the treatment of insomnia characterized by difficulty with sleep maintenance.

For more information, please visit the company’s web site at www.somaxon.com.

Safe Harbor Statement

Somaxon cautions readers that statements included in this press release that are not a description of historical facts are forward-looking statements. For example, statements regarding the settlement of litigation with Actavis and the entry by the U.S. District Court for the District of Delaware of an order dismissing the litigation with respect to Actavis, the potential to grow sales of Silenor and Somaxon’s other activities and plans are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully market and sell Silenor; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; risks related to the settlement agreements with Actavis, including any legal or regulatory challenges to the settlement agreement by the U.S. Department of Justice and/or the U.S. Federal Trade Commission, and the outcome of any such challenges; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether the approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; Somaxon’s ability to successfully enforce its intellectual property rights and defend its patents; the potential to enter into an agreement with any third party relating to over-the-counter rights for Silenor; Somaxon’s ability, together with any partner, to receive FDA approval for an over-the-counter version of Silenor; changes in healthcare reform measures and reimbursement policies; the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully meet anticipated market demand; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; Somaxon’s reliance on its licensees, Paladin Labs and CJ CheilJedang, for critical aspects of the commercial sales process for Silenor outside of the United States; the performance of Paladin and CJ CheilJedang and their adherence to the terms of their contracts with Somaxon; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could adversely impact commercial success, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

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